UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2009

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 24, 2009, PMA Capital Corporation (the “Company”) closed the sale of PMA Capital Insurance Company (“PMACIC”), PMA Re Management Company and High Mountain Reinsurance, Ltd. (collectively, the “Run-off Operations”) pursuant to an Amended and Restated Stock Purchase Agreement (the “Amended Agreement”) between the Company and Armour Reinsurance Group Limited (the “Buyer”).  The Amended Agreement reduced the purchase price for the Run-off Operations to $100,000.  The terms of the Amended Agreement required the Company to make a capital contribution to the Run-off Operations of $13.1 million dollars.  The capital contribution included cash of $3.1 million and a note payable in two equal installments of $5 million in June 2010 and June 2011.  The Amended Agreement also required the Buyer to make a capital contribution to the Run-off Operations in the amount of $2 million.  PMACIC issued a surplus note to the Company and the Buyer in an amount equal to their cash capital contributions.  In addition, the Amended Agreement reduced the maximum indemnification amount that the Company and the Buyer would provide for breaches of certain representations and warranties from $20 million (for the Company) and $4 million (for the Buyer) to $2.5 million.

In connection with the closing of the sale, the Company entered into two Support Agreements with PMACIC, which require the Company to provide capital support to PMACIC in the event payments on claims in its excess workers’ compensation and certain excess liability (occurrence) lines of business exceed certain pre-established limits.  The Support Agreement with respect to excess workers’ compensation business requires the Company to reimburse PMACIC in the event that claims on the reinsurance agreements covered under the Support Agreement exceed $33.3 million.  The maximum amount of support that the Company can be required to provide under this Support Agreement is $34.3 million.  The Support Agreement with respect to excess liability (occurrence) business requires the Company to reimburse PMACIC in the event that claims on the reinsurance agreements covered under the Support Agreement exceed $33.2 million.  The maximum amount of support that the Company can be required to provide under this Support Agreement is $11.6 million.  Both Support Agreements provide a dispute resolution procedure with respect to disputes over allocations of commutations and loss settlements.

Generally Accepted Accounting Principles require guarantees to be recorded at fair value at inception, which the Company estimates is approximately $13 million for the capital support agreements.  As previously disclosed, the Company expects to record an after-tax charge of approximately $17 million, or $0.52 per share, with the closing of the sale.

A copy of the Amended Agreement and the Support Agreements are attached as Exhibits 2.1, 10.1 and 10.2 to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibit

Exhibit No.                      Description

Exhibit 2.1	Amended and Restated Stock Purchase Agreement dated December 24, 2009 by and between PMA Capital Corporation and Armour Reinsurance Group Limited.

Exhibit 10.1	Support Agreement by and between PMA Capital Corporation and PMA Capital Insurance Company (for excess workers’ compensation business)

Exhibit 10.2	Support Agreement by and between PMA Capital Corporation and PMA Capital Insurance Company (for excess liability business)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMA Capital Corporation

December 29, 2009	By:	/s/ Stephen L. Kibblehouse
	Name:	Stephen L. Kibblehouse
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.                      Description

Exhibit 2.1	Amended and Restated Stock Purchase Agreement dated December 24, 2009 by and between PMA Capital Corporation and Armour Reinsurance Group Limited.

Exhibit 10.1	Support Agreement by and between PMA Capital Corporation and PMA Capital Insurance Company

Exhibit 10.2	Support Agreement by and between PMA Capital Corporation and PMA Capital Insurance Company